EXHIBIT B

DATE OF EVENTS REQUIRING STATEMENT FOR THE EACH OF THE FOLLOWING REPORTING
PERSONS:

Leon Frenkel: 7/10/02, 8/23/02, 9/27/02, 9/30/02, 10/18/02, 11/25/02, 12/12/02

Periscope L.P.: 7/10/02, 12/4/02, 12/5/02

Alla Frenkel:  12/31/02, 1/31/03, 2/4/03, 8/27/02